Company Contact:
Amerisa Kornblum
Chief Financial Officer
(954) 835-2233 x1207

Investor Relations:
Allison Malkin
Integrated Corporate Relations
(203) 682-8225

ODIMO ANNOUNCES DELISTING FROM NASDAQ EFFECTIVE
AUGUST 14, 2006.

SUNRISE, FL., August 4, 2006 /PRNewswire-FirstCall/ — Odimo Incorporated (Nasdaq: ODMO), an online retailer that offers brand name watches and luxury goods through two websites (ashford.com and worldofwatches.com), announced today that it received a letter from The Nasdaq Stock Market (“Nasdaq”) on August 3, 2006, informing the Company that its securities will be delisted from quotation on The Nasdaq Global Market effective at the opening of business on August 14, 2006. As previously reported, on May 2, 2006 Nasdaq informed the Company that its common stock had not maintained a minimum value of publicly held shares of $5,000,000 over the previous 30 consecutive trading days, and, as a result, did not comply with Marketplace Rule 4450(a)(2). In accordance with Marketplace Rule 4450(e)(1), the Company was provided 90 calendar days, or until July 31, 2006 to regain compliance with the rule.

The Company did not regain compliance and accordingly Nasdaq has determined to delist the Company’s securities from quotation on The Nasdaq Global Market.

The Company expects to be eligible for quotation on the OTC Bulletin Board through one or more market makers. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. If the Company’s common stock is not quoted on the OTC Bulletin beginning on August 14, 2006, the common stock will trade in the “Pink Sheets” beginning on August 14, 2006. No assurance can be given that market makers currently making a market in the common stock will continue to make a market in the common stock.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Odimo and the industries and markets in which Odimo operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect Odimo’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets, changes affecting the Internet and e-commerce, the ability of Odimo to develop and maintain relationships with suppliers, the ability of Odimo to timely and successfully develop, maintain and protect its technology, confidential information and product offerings and execute operationally and the ability of Odimo to attract and retain qualified personnel. More information about potential factors that could affect Odimo can be found in its reports and statements filed by Odimo with the SEC. Odimo expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Odimo.

About Odimo

Odimo is an online retailer of current season brand name watches and luxury goods. The Company operates two websites, www.ashford.com and www.worldofwatches.com and seeks to create long-term relationships with its customers by offering a broad selection of appealing merchandise. The Company’s websites collectively showcase approximately 2,000 watch styles; a large assortment of luxury goods, such as designer handbags and fashion accessories, fragrances and sunglasses. The Company sells brand name goods at discounts to suggested retail prices. The Company features many of the branded items available in leading department and specialty stores. Odimo is headquartered in Sunrise, Florida.